Exhibit 99.1

Syros Announces Proposed Offering of Common Stock

CAMBRIDGE, Mass., January 19, 2021 – Syros Pharmaceuticals (NASDAQ:SYRS), a leader in the development of medicines that control the expression of genes, announced today that it is offering to sell shares of its common stock in an underwritten public offering. The proceeds of the offering are expected to be used to fund the development of Syros’ ongoing clinical and preclinical programs, and for working capital and other general corporate purposes. All of the shares in the offering are to be sold by Syros. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Syros also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the offering on the same terms and conditions.

Cowen and Piper Sandler & Co. are acting as joint book-running managers for the offering.

The proposed offering is being made pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on June 12, 2020 and declared effective by the SEC on June 22, 2020. The offering will be made only by means of the prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov.

Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering can be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by telephone at 833-297-2926; or from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 800-747-3924. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Syros Pharmaceuticals

Syros is redefining the power of small molecules to control the expression of genes. Based on its unique ability to elucidate regulatory regions of the genome, Syros aims to develop medicines that provide a profound benefit for patients with diseases that have eluded other genomics-based approaches. Syros is advancing a robust clinical-stage pipeline, including: SY-1425, a first-in-class oral selective RARα agonist in RARA-positive patients with higher-risk myelodysplastic syndrome and acute myeloid leukemia; SY-2101, a novel oral form of arsenic trioxide in patients with acute promyelocytic leukemia; and SY-5609, a highly selective and potent oral CDK7 inhibitor in patients with select solid tumors. Syros also has multiple preclinical and discovery programs in oncology and monogenic diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements regarding the anticipated use of proceeds from the proposed offering if the offering is consummated. The words, without limitation, ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ “hope,” ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including, without limitation, risks and uncertainties related to whether or not Syros will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Syros will be able to complete the proposed offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the proposed offering, Syros and its business can be found under the caption “Risk Factors” in Syros’ Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and Current Report on Form 8-K dated January 19, 2021, each of which is on file with the Securities and Exchange Commission; and risks described in other filings that Syros makes with the Securities and Exchange Commission in the future, including the preliminary prospectus supplement to be filed with the Securities and Exchange Commission in connection with the proposed offering. In addition, the extent to which the COVID-19 outbreak continues to impact Syros’ workforce and its clinical trial operations activities, and the operations of the third parties on which Syros relies, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Any forward-looking statements contained in this press release speak only as of the date hereof, and Syros expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Media Contact:

Naomi Aoki

Syros Pharmaceuticals, Inc.

617-283-4298

naoki@syros.com

Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com